UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2009

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On August 25, 2009, we amended our articles of incorporation to increase the number of shares of our authorized common stock from 50,000,000 to 250,000,000. Our stockholders approved this amendment at the special meeting of stockholders held on August 18, 2009. This amendment was effective August 25, 2009, the date on which we filed the certificate of amendment to articles of incorporation with the Nevada Secretary of State, a copy of which is attached hereto as Exhibit 3.1.

Item 8.01.	Other Events.

The other proposal submitted to our stockholders at the special meeting of stockholders was an amendment to our articles of incorporation to authorize a class of 20,000,000 shares of preferred stock having whatever voting powers, designations, preferences, limitations, restrictions and relative rights as our board of directors may establish from time to time. Stockholders holding a majority of our outstanding shares of common stock did not approve this amendment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation, filed August 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ Patrick Gray
Patrick Gray
Chief Financial Officer

Date: August 26, 2009

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